                                   EXHIBIT A
                                   ---------


                              STATEMENT OF INCOME
               (In thousands, except per share and share amounts)
                        Month Ended January 31, 1998 (1)
                                  (unaudited)



NET SALES                                       $22,043
COST OF GOODS SOLD                               12,651
                                                -------
GROSS PROFIT                                      9,392
OPERATING EXPENSES
SELLING EXPENSES                                  6,277
GENERAL & ADMINISTRATIVE                          1,178
                                                -------
OPERATING INCOME                                  1,937
INTEREST INCOME                                      96
INCOME BEFORE TAXES                               2,033
INCOME TAXES                                        893
NET INCOME                                        1,140
EARNINGS PER SHARE                                $0.08
AVERAGE WEIGHTED SHARES
OUTSTANDING                                      14,876



(1) The results of operations for the month ended January 31, 1998 are not necessarily indicative of the results expected for the full year.